UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2004

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure

                On July 22, 2004, Veeco Instruments Inc. issued a press release announcing that it had appointed Peter J. Simone to its Board of Directors.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)  Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated July 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2004

VEECO INSTRUMENTS INC.

By: /s/ Gregory A. Robbins

Gregory A. Robbins
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated July 22, 2004.